Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara Baker
Taubman Centers, Inc.
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS STRONG FIRST QUARTER RESULTS
•	Robust Tenant Sales per Square Foot - Up 8.9%
•	Occupancy Up 1.4%
•	Ownership of The Pier Shops Increased to 77.5%

BLOOMFIELD HILLS, Mich., April 19, 2007 -- Taubman Centers, Inc. (NYSE: TCO) today reported strong financial results for the first quarter of 2007.
Net Income allocable to common shareholders per diluted common share for the quarter ended March 31, 2007 was $0.19, an increase of $0.09 from $0.10 per diluted common share for the same period last year.
For the quarter ended March 31, 2007, Funds from Operations (FFO) per diluted share was $0.65, an increase of 8.3 percent from $0.60 for the quarter ended March 31, 2006. FFO per diluted share was up 4.8 percent from Adjusted FFO per share of $0.62 for the quarter ended March 31, 2006, which excludes financing-related charges incurred in the quarter. There were no financing related charges in the first quarter of 2007.
“These are excellent results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “The increase in our FFO was primarily due to favorable rents and recoveries as well as lower interest expense. Our increase was achieved despite a significant reduction in lease cancellation revenue and land sale gains compared to the first quarter of last year.”

Strong Operating Statistics
Taubman’s shopping centers were 92.1 percent leased on March 31, 2007, up 1.2 percent from 90.9 percent on March 31, 2006. Occupancy was 89.7 percent on March 31, 2007, up 1.4 percent from 88.3 percent on March 31, 2006. “Leasing continues to be very strong,” said Mr. Taubman. “In addition, we continue to experience modest levels of store closings and historically low levels of bankruptcies.”

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Tenant sales per square foot increased 8.9 percent over the first quarter of 2006. “We are delighted with these sales results,” said Mr. Taubman. “We have now had strong quarterly increases for four years. Clearly the consumer remains confident.”

Ownership Increased in The Pier Shops at Caesars
In April, Taubman increased its ownership in The Pier Shops at Caesars (Atlantic City, N.J.) to a 77.5 percent controlling interest and placed a $135 million loan on the property. The remaining 22.5 percent interest continues to be held by Gordon Group Holdings of Greenwich, Conn., the developer of the project. Taubman assumed management and leasing responsibilities for the center in January 2007.
At closing, Taubman made a $24.5 million equity investment in the center, bringing its total equity investment to $28.5 million. Taubman will be entitled to a 7 percent cumulative preferred return on its $133.1 million total investment, including its $104.6 million share of debt. The property is projected to yield a 7 percent return in the next two to three years.
The new $135 million loan on the property is a 10-year, non-recourse, interest-only loan and bears interest at an all-in rate of approximately 6.1 percent. The loan proceeds were used to repay the $88.1 million balance on the construction loan on the center and fund remaining construction costs and tenant allowances.
“From day one, we’ve wanted to own as much of this innovative shopping center as possible,” said Mr. Taubman. “We are pleased to now have full control of the center, which is well leased with strong retail sales. We believe that The Pier Shops at Caesars has a terrific future that is very synergistic with our portfolio.”
The Pier Shops at Caesars, which opened in June 2006, features many of the world’s most sought after brands with 81 stores and restaurants now open of about 100 in total.  The center’s retail lineup includes such names as Gucci, Coach, Louis Vuitton, Bottega Veneta, Salvatore Ferragamo, Tiffany & Co., Apple, Burberry, A/X Armani Exchange and Scoop NYC. Its seven unique restaurants by some of America’s great restaurateurs include Stephen Starr’s Buddakan and Continental; Patrick Lyon’s Game On, Sonsie, and The Trinity; Souzai Sushi & Sake and Phillips Seafood.

Guidance Ranges Maintained
The company is maintaining its guidance on 2007 FFO per diluted share in a range of $2.77 to $2.82. The company anticipates its 2007 Net Income allocable to common shareholders will be in the range of $0.70 to $0.88 per common share.

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Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:
•	Income Statement
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Interest Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt and Equity Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will host a conference call at 9:00 a.m. (EDT) on April 20 to discuss these results, its future developments, The Pier Shops at Caesars acquisition, and the company’s outlook for 2007. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.fulldisclosure.com and www.streetevents.com. An online replay will follow shortly after the call and continue for 90 days. In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging well over $500 per square foot. In addition, The Mall at Partridge Creek (Clinton Township, Mich.) is under construction and will open October 18, 2007. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2007 and 2006
(in thousands of dollars, except as indicated)

	Three Months Ended
	2007	2006

Income before minority and preferred interests (1)	26,550	21,408
Minority share of consolidated joint ventures(2)	(1,913)	(1,705)
Distributions less than minority share of income of consolidated joint ventures	608	1,244
Minority share of income of TRG (2)	(7,741)	(5,717)
Distributions in excess of minority share of income of TRG	(2,833)	(3,181)
TRG preferred distributions	(615)	(615)
Net income	14,056	11,434
Preferred dividends	(3,658)	(6,003)
Net income allocable to common shareowners	10,398	5,431
Net income per common share - basic and diluted	0.19	0.10
Beneficial interest in EBITDA - consolidated businesses (3)	71,763	72,703
Beneficial interest in EBITDA - unconsolidated joint ventures (3)	21,884	22,368
Funds from Operations (3)	53,919	49,120
Funds from Operations allocable to TCO (3)	35,527	31,582
Funds from Operations per common share - basic (3)	0.67	0.61
Funds from Operations per common share - diluted (3)	0.65	0.60
Weighted average number of common shares outstanding-basic	53,423,628	52,128,022
Weighted average number of common shares outstanding -diluted	54,076,259	52,350,986
Common shares outstanding at end of period	53,602,344	52,774,536
Weighted average units - Operating Partnership - basic	81,079,570	81,076,361
Weighted average units - Operating Partnership - diluted	82,603,463	82,170,587
Units outstanding at end of period - Operating Partnership	81,079,641	81,076,642
Ownership percentage of the Operating Partnership at end of period	66.1%	65.1%
Number of owned shopping centers at end of period	22	21

Operating Statistics (4):
Mall tenant sales	1,022,341	927,139
Ending occupancy	89.7%	88.3%
Ending occupancy - comparable(5)	89.6%	88.2%
Average occupancy	89.8%	88.4%
Average occupancy - comparable (5)	89.7%	88.2%
Leased space at end of period	92.1%	90.9%
Leased space at end of period - comparable (5)	92.0%	90.8%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses	15.4%	15.7%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures	12.9%	13.8%
Rent per square foot - consolidated businesses (5)	43.88	42.84
Rent per square foot - unconsolidated joint ventures (5)	41.36	41.80

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(1)
Income before minority and preferred interests for the three months ended March 31, 2006 includes a $2.1 million charge representing the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity dates. No similar charges were incurred in 2007.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months ended March 31, 2007 and 2006 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)
All operating statistics other than the number of owned properties at end of period exclude The Pier Shops at Caesars, which opened in late June 2006. In April 2007, the Company increased its ownership in The Pier Shops at Caesars to 77.5%

(5)
Statistics exclude Waterside Shops at Pelican Bay (with the exception of sales statistics, which include Waterside Shops at Pelican Bay). The 2006 statistics have been restated to include comparable centers to 2007.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	78,655	38,436	75,995	34,534
Percentage rents	2,308	1,039	2,890	928
Expense recoveries	50,623	22,591	44,893	18,072
Management, leasing and development services	4,890		2,923
Other	8,550	1,762	11,320	4,790
Total revenues	145,026	63,828	138,021	58,324

EXPENSES:
Maintenance, taxes and utilities	37,919	17,745	34,798	13,382
Other operating	16,796	6,401	16,595	5,242
Management, leasing and development services	2,790		1,518
General and administrative	7,321		6,924
Interest expense(2)	29,694	17,804	34,283	13,242
Depreciation and amortization	32,533	10,166	33,389	10,182
Total expenses	127,053	52,116	127,507	42,048

Gains on land sales and interest income	391	447	2,423	252
	18,364	12,159	12,937	16,528
Equity in income of Unconsolidated Joint Ventures	8,186		8,471

Income before minority and preferred interests	26,550		21,408
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,913)		(1,705)
Distributions less than minority share of income of consolidated joint
ventures	608		1,244
Minority share of income of TRG	(7,741)		(5,717)
Distributions in excess of minority share of income of TRG	(2,833)		(3,181)
Net income	14,056		11,434
Preferred dividends	(3,658)		(6,003)
Net income allocable to common shareowners	10,398		5,431

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	80,591	40,129	80,609	39,952
EBITDA - outside partners' share	(8,828)	(18,245)	(7,906)	(17,584)
Beneficial interest in EBITDA	71,763	21,884	72,703	22,368
Beneficial interest expense	(26,492)	(8,302)	(31,206)	(7,556)
Non-real estate depreciation	(661)		(571)
Preferred dividends and distributions	(4,273)		(6,618)
Funds from Operations contribution	40,337	13,582	34,308	14,812

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	371	104	(129)	(75)

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Interest expense for the Consolidated Businesses for the three months ended March 31, 2006 includes a $2.1 million charge representing the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Allocable to Common Shareowners to Funds from
Operations and Adjusted Funds from Operations
For the Periods Ended March 31, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended
	2007	2006

Net income allocable to common shareowners	10,398	5,431

Add (less) depreciation and amortization:
Consolidated businesses at 100%	32,533	33,389
Minority partners in consolidated joint ventures	(3,713)	(3,124)
Share of unconsolidated joint ventures	5,396	6,341
Non-real estate depreciation	(661)	(571)

Add (less) minority interests:
Minority share of income of TRG	7,741	5,717
Distributions in excess of minority share of income of TRG	2,833	3,181
Distributions less than minority share of income of
consolidated joint ventures	(608)	(1,244)

Funds from Operations	53,919	49,120

TCO's average ownership percentage of TRG	65.9%	64.3%

Funds from Operations allocable to TCO	35,527	31,582

Funds from Operations	53,919	49,120

Write-off of financing costs		2,065

Adjusted Funds from Operations (1)	53,919	51,185

TCO's average ownership percentage of TRG	65.9%	64.3%

Adjusted Funds from Operations allocable to TCO (1)	35,527	32,909

(1)
Adjusted FFO excludes a $2.1 million ($0.025 per share) charge during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charge. Given the significance of the charge, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended
	2007	2006

Net income	14,056	11,434

Add (less) depreciation and amortization:
Consolidated businesses at 100%	32,533	33,389
Minority partners in consolidated joint ventures	(3,713)	(3,124)
Share of unconsolidated joint ventures	5,396	6,341

Add (less) preferred interests and interest expense:
Preferred distributions	615	615
Interest expense:
Consolidated businesses at 100%	29,694	34,283
Minority partners in consolidated joint ventures	(3,202)	(3,077)
Share of unconsolidated joint ventures	8,302	7,556

Add (less) minority interests:
Minority share of income of TRG	7,741	5,717
Distributions in excess of minority share of income of TRG	2,833	3,181
Distributions less than minority share of income of
consolidated joint ventures	(608)	(1,244)

Beneficial Interest in EBITDA	93,647	95,071

TCO's average ownership percentage of TRG	65.9%	64.3%

Beneficial Interest in EBITDA allocable to TCO	61,704	61,126

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TAUBMAN CENTERS, INC.
Table 5 - Balance Sheets
As of March 31, 2007 and December 31, 2006
(in thousands of dollars)

	As of
	March 31, 2007	December 31, 2006
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,427,996	3,398,122
Accumulated depreciation and amortization	(844,080)	(821,384)
	2,583,916	2,576,738
Investment in Unconsolidated Joint Ventures	87,254	86,493
Cash and cash equivalents	25,517	26,282
Accounts and notes receivable, net	38,052	36,650
Accounts and notes receivable from related parties	2,275	2,444
Deferred charges and other assets	96,831	98,015
	2,833,845	2,826,622

Liabilities:
Notes payable	2,365,374	2,319,538
Accounts payable and accrued liabilities	213,511	247,432
Dividends and distributions payable	20,101	19,849
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	104,792	101,944
	2,703,778	2,688,763

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	28
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	536	529
Additional paid-in capital	636,960	635,304
Accumulated other comprehensive income (loss)	(9,220)	(9,560)
Dividends in excess of net income	(527,453)	(517,659)
	100,850	108,642
	2,833,845	2,826,622

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,165,885	1,157,872
Accumulated depreciation and amortization	(328,953)	(320,256)
	836,932	837,616
Cash and cash equivalents	28,521	35,504
Accounts and notes receivable	25,290	26,769
Deferred charges and other assets	22,058	23,417
	912,801	923,306

Liabilities:
Notes payable	1,096,131	1,097,347
Accounts payable and other liabilities	77,985	84,177
	1,174,116	1,181,524

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(162,491)	(161,666)
Accumulated deficiency in assets - Joint Venture Partners	(96,100)	(93,843)
Accumulated other comprehensive income (loss) - TRG	(2,085)	(2,112)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(639)	(597)
	(261,315)	(258,218)
	912,801	923,306

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TAUBMAN CENTERS, INC.
Table 6 - 2007 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2007

Funds from Operations per common share	2.77	2.82

Real estate depreciation - TRG	(1.72)	(1.65)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)

Distributions in excess of earnings allocable to minority interest	(0.23)	(0.17)

Net income allocable to common shareholders, per common share	0.70	0.88